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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2019, relating to the financial statements of PRA Health Sciences, Inc. and subsidiaries (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards), and the effectiveness of PRA Health Sciences, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PRA Health Sciences, Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 6, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM